Exhibit 21.1
List of Subsidiaries

Quintana Logistics LLC
Quintana Management LLC
Fearless I Shipco LLC
King Coal Shipco LLC
Coal Glory Shipco LLC
Coal Age Shipco LLC
Iron Man Shipco LLC
Barbara Shipco LLC
Coal Pride Shipco LLC
Linda Leah Shipco LLC
Iron Beauty Shipco LLC
Kirmar Shipco LLC
Coal Gypsy Shipco LLC
Coal Heat Shipco LLC
Coal Hunter Shipco LLC
Grain Express Shipco LLC
Grain Harvester Shipco LLC
Iron Anne Shipco LLC
Iron Bradyn Shipco LLC
Iron Brooke Shipco LLC
Iron Elisabeth Shipco LLC
Iron Endurance Shipco LLC
Iron Fuzeyya Shipco LLC
Iron Kalypso Shipco LLC
Iron Knight Shipco LLC
Iron Lindrew Shipco LLC
Iron Manolis Shipco LLC
Iron Miner Shipco LLC
Iron Vassilis Shipco LLC
Ore Hansa Shipco LLC
Pascha Shipco LLC
Santa Barbara Shipco LLC